Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

1540 Broadway

New York, New York 10036

May 11, 2016

iSign Solutions Inc.

275 Shoreline Drive, Suite 500

Redwood Shores, California 94065

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special counsel for iSign Solutions Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-208601) relating to the registration under the Securities Act of 1933 (the “Act”) of (i) an aggregate of up to $2,012,500 in shares (the “Shares”) of common stock, par value $.01 per share (the “Common Stock”), of the Company, all of which are authorized but heretofore unissued shares to be offered and sold by the Company (including shares subject to the underwriters’ over-allotment option) and (ii) warrants to purchase up to $1,257,812.50 in shares of Common Stock (the “Warrants”) and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Shares and Warrants are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Axiom Capital Management Inc., as representative of the several underwriters named in Schedule I thereto (the “Representative”), the form of which has been filed as Exhibit 1.1 to the Registration Statement. The Company is also registering warrants to purchase shares of Common Stock to be issued to the Representative (the “Representative’s Warrant”) as well as an aggregate of up to $153,125 in shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”). (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (a “Rule 462(b) registration statement”) is herein referred to as the “Registration Statement.”)

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for the opinions expressed in this letter. In connection with this opinion, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

iSign Solutions Inc.

May 11, 2016

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(1)	The Shares to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable;

(2)	The Warrants and Representative’s Warrants have been duly authorized and, upon execution, issuance and delivery thereof and payment therefor as described in the Registration Statement and the Underwriting Agreement, will each constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(3)	The Warrant Shares and the Representative’s Warrant Shares, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

Our opinion set forth in paragraph 2 above is subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP